Exhibit 10.1
AMENDMENT
to the
SONOCO SAVINGS PLAN
WHEREAS, pursuant to the authority delegated by the Board of Directors of Sonoco Products Company (the “Company”) at its meeting on April 15, 2009, the Sonoco Savings Plan is hereby amended as follows:
1.	Effective January 1, 2009, Section 3.1(a)(2) shall be amended by adding the following paragraph to the end thereof:

“Notwithstanding any provision in this Plan to the contrary:
(A)	the Employer shall not provide Matching Contributions with respect to Before-Tax Contributions made by a Participant from Compensation earned on or after June 1, 2009; and

(B)	the “true up” Matching Contribution for the Plan Year ending December 31, 2009 shall equal the difference (if any) between (i) the sum of 100 percent of the first 3 percent and 50 percent of the next 2 percent of Compensation contributed on behalf of the Participant as Before-Tax Contributions for the period beginning January 1, 2009 and ending May 31, 2009, and (ii) the amount of Matching Contributions made for the same five-month period on a pay period by pay period basis.”
2.	Effective June 1, 2009, Section 3.2(a) shall be amended by adding the following sentence to the end thereof:

“Effective June 1, 2009, the Employer shall not provide Matching Contributions with respect to Before-Tax Contributions made on behalf of a Participant from Compensation earned on or after June 1, 2009.”

3.	Effective June 1, 2009, Section 7.2 shall be amended by deleting the second paragraph thereof and replacing it with the following:

“Notwithstanding the above, satisfaction of the ADP Test described in Section 7.2(a) shall not be required for any Plan Year in which the amount of Matching Contributions available throughout the entire Plan Year to Participants who are NHCEs is equal to the Matching Contributions available under Section 3.1(a)(2) as in effect on January 1, 2002. In addition, Matching Contributions shall not be subject to the ACP Test described in Section 7.2(b) for any Plan Year in which the amount of Matching Contributions available throughout the entire Plan Year to Participants who are NHCEs is equal to the Matching Contributions available under Section 3.1(a)(2) as in effect on January 1, 2002.”

4.	Effective June 1, 2009, Section 7.2(a)(2) shall be amended by deleting the second paragraph thereof.

5.	Effective June 1, 2009, Section 7.2(b) shall be deleted and replaced with the following:
“(b)	ACP Test. The Committee will conduct the ACP Test to determine whether the Actual Contribution Percentage (ACP) for the HCE Group and the ACP for the NHCE Group for each Plan Year are within the maximum disparity permitted under Subsection (b)(3). The Committee will conduct the ACP Test as follows:
(1)	Actual Contribution Ratio (ACR). The Committee will determine the Actual Contribution Ratio (ACR) for each eligible Employee. An eligible Employee’s ACR for the Plan Year equals (A) the sum of the After-Tax Contributions and/or Matching Contributions made on the Employee’s behalf for the Plan Year, divided by (B) the Employee’s Compensation for the Plan Year (or, in the discretion of the Committee, the portion of the Plan Year during which the Employee satisfied the participation requirements under Article 2, provided that this alternative is applied uniformly to all eligible Employees for the Plan Year, and on a reasonably consistent basis from Plan Year to Plan Year).

For Plan Years beginning on and after January 1, 2006, the ESOP portion of this Plan and the Savings Plan portion of this Plan shall be combined and tested as a single plan under this Section 7.2(b).

(2)	Average Contribution Percentage (ACP). The ACP for the HCE Group will be the average of their individual ACRs, calculated separately for each Participant in the HCE Group. The ACP for the NHCE Group will be the average of their individual ACRs, calculated separately for each Participant in the NHCE Group.

(3)	Maximum Disparity. In no Plan Year will the Average Contribution Percentage of the HCE Group exceed the greater of:
(A)	the ACP of the NHCE Group multiplied by 1.25; or

(B)	the lesser of the ACP of the NHCE Group plus 2 percentage points, or the ACP of the NHCE Group multiplied by 2.”
6.	Effective January 1, 2008, Section 7.2(d)(3) shall be amended by adding the following sentence to the end thereof:

“For Plan Years beginning on or after January 1, 2008, a refund of Excess ADP Contributions or Excess ACP Contributions shall not include earnings attributable to any period after the end of the Plan Year for which the contributions were made.”

     IN WITNESS WHEREOF, Sonoco Products Company has caused this amendment to the Sonoco Savings Plan to be executed by its duly authorized officer of the Company this 23rd day of April, 2009, to be effective as of the dates stated within each provision.

SONOCO PRODUCTS COMPANY
By:	/s/ Cynthia A. Hartley
Title: Senior Vice-President
Human Resources

ATTEST:
/s/ Ritchie L. Bond
Corporate Seal:

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